Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that they are jointly filing this statement on Schedule 13D. Each of them is responsible for the timely filing of such statement and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

This agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the twenty-eighth day of June, 2021.

BROOKFIELD ASSET MANAGEMENT INC.

By:	/s/ Kathy Sarpash
	Name:	Kathy Sarpash
	Title:	Senior Vice President

PARTNERS LIMITED

By:	/s/ Kathy Sarpash
	Name:	Kathy Sarpash
	Title:	Corporate Secretary

BROOKFIELD HOLDINGS CANADA INC.

By:	/s/ Kathy Sarpash
	Name:	Kathy Sarpash
	Title:	Vice President and Secretary

BURGUNDY ACQUISITIONS I LTD.

By:	/s/ James Bodi
	Name:	James Bodi
	Title:	Director